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                                                                EXHIBIT 99.1(b)4
                                                                            GAAP
UNAUDITED SEGMENT INFORMATION
NATIONAL DATA CORPORATION AND SUBSIDIARIES
(In thousands, except per share data)
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                                                 Three Months Ended August 31,
                                               --------------------------------
                                                    2001                2000
                                               ---------------------------------
Revenues:
  Information Management                          $ 34,513            $ 31,298
  Network Services and Systems                      53,843              48,947
  Divested Businesses                                    -               5,629
                                                  --------            --------
                                                  $ 88,356            $ 85,874
                                                  --------            --------

Income Before Income Taxes:
  Information Management                          $  4,118            $  3,456
  Network Services and Systems                      13,193               8,470
  Divested Businesses                                    -                 319
                                                  --------            --------
                                                  $ 17,311            $ 12,245
                                                  --------            --------